SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHNGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2002

CHATTEM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On October 30, 2002, Chattem, Inc. (the “Company”), a marketer and manufacturer of branded consumer products, announced that its Board of Directors approved a two–for–one stock split of the Company’s common stock by means of a stock dividend of one share of the Company’s stock to each shareholder of record. The Company stated that the record date for the stock dividend will be November 15, 2002 with a payment date of November 29, 2002. As a result of the stock split, the number of outstanding shares of common stock will increase to approximately 19.1 million shares from  9.5 million shares.

Management of the Company stated that the split confirms its confidence in the Company’s continued strong operating results and opportunities for future growth as well as increasing the stock’s float.

This current report on Form 8–K contains forward–looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward–looking statements. The Company relies on this safe harbor in making such statements.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CHATTEM, INC.

Date: November 1, 2002	By:	/s/ A. Alexander Taylor II

A. Alexander Taylor II President and Chief Operating Officer